Exhibit No. 16

February 11, 2002                                   Arthur Andersen LLP
                                                    1801 Market Street
                                                    Philadelphia PA 19103-2499
Office of the Chief Accountant                      Tel 267 675 6000
Securities and Exchange Commission                  www.andersen.com
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated February 11, 2002 of Mikron Instrument Company, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP

SDC

cc:  Mr. Gerald D. Posner
     President and Chief Executive Officer
     Mikron Instrument Company, Inc.


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